UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/30/2004

Wells Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-25739

MD	58-2328421
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On December 30, 2004, Wells Real Estate Investment Trust, Inc. (the "Registrant") entered into three agreements with certain affiliates, effective January 1, 2005. The Registrant entered into an Asset Management Advisory Agreement (the "Asset Advisory Agreement"), an Acquisition Advisory Agreement, and a Master Property Management, Leasing and Construction Management Agreement (the "Property Management Agreement"). These agreements replaced an existing Advisory Agreement, covering the period from January 30, 2004 though December 31, 2004, and an existing Asset/Property Management Agreement dated June 17, 2003 (the "Asset/Property Management Agreement").

Asset Advisory Agreement

The Registrant and Wells Operating Partnership, L.P. ("Wells OP"), a subsidiary of the Registrant, entered into the Asset Advisory Agreement with Wells Management Company, Inc. ("Wells Management"). Under the terms of the Asset Advisory Agreement, the Registrant will pay asset advisory fees to Wells Management for, among other things, (i) serving as the Registrant's investment and financial advisor; (ii) managing the day-to-day operations of the Registrant; (iii) formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties; and (iv) providing certain accounting, SEC compliance and other administrative services for the Registrant. The fee for these services will be payable monthly in an amount equal to one-twelfth of 0.5% of the fair market value, as defined in the Asset Advisory Agreement, of all properties the Registrant owns plus its interest in properties held through joint ventures (without reducing such value by any debt), reduced by (i) tenant reimbursed property management fees paid to Wells Management, and (ii) in the event that Wells Management retains an independent third party property manager to manage one or more properties currently being managed by Wells Management, the amount of property management fees paid to such third party property managers. At the option of Wells Management, up to ten percent of such monthly fee may be paid in shares of common stock of the Registrant.

Additionally, if Wells Management provides substantial services in connection with the sale of a property, as determined and approved by Registrant's board of directors, the Registrant may be required to pay Wells Management a subordinated disposition fee equal to the lesser of one-half of the market-based real estate commission or 3.0% of the sale price of such property, contingent upon the Registrant's stockholders having first received total dividends in an amount equal to the sum of all of the capital the stockholders have invested in the Registrant (reduced by prior dividends attributable to net sales proceeds) plus an amount sufficient to provide the stockholders with an annualized, non-cumulative return of 8.0%. While this fee may be in addition to real estate commissions paid to third parties, the total real estate commissions (including such disposition fee) may not exceed the lesser of (i) 6.0% of the sales price of each property, or (ii) the level of real estate commissions customarily charged in light of the size, type and location of the property.

Wells Management may also earn success-based incentive fees in connection with a sale of the Registrant's assets and the payment of liquidating distributions to its stockholders or with the listing of the Registrant's shares of common stock. If the Registrant sells properties and receives net sales proceeds enabling it to distribute to its stockholders all of the capital the stockholders have invested (reduced by prior dividends attributable to net sales proceeds) plus an amount sufficient to provide the stockholders with an annualized, non-cumulative return of 8.0%, Wells Management will be entitled to an incentive fee equal to 10% of remaining net sales proceeds. Furthermore, if the Registrant lists its shares on a national securities exchange or national over-the-counter market system, Wells Management may be entitled to a listing fee. This listing fee will be payable only if the market value of the Registrant's outstanding common stock plus distributions paid prior to listing exceeds the sum of the amount of capital the stockholders have invested (reduced by prior dividends attributable to net sales proceeds) plus the amount that would be required to be paid to the stockholders to provide an annualized, non-cumulative return of 8.0%. The listing fee would equal 10% of such excess and would be offset by any incentive fees previously paid. Further, if the Registrant pays this fee following a listing of its shares, it will not be obligated to pay any further incentive fees to Wells Management. Incentive fees earned by Wells Management related to a listing of the Registrant's shares may be paid in cash or, at the option of the Registrant, in shares of common stock of the Registrant, subject to certain conditions.

The Asset Management Agreement commences January 1, 2005, has a one-year term and automatically renews unless either side gives notice of its intent not to renew. In addition, either party may terminate the Asset Management Agreement upon 60 days written notice. If the Registrant terminates the Asset Management Agreement, the Registrant will be required to pay Wells Management a subordinated performance fee. The subordinated performance fee will be equal to (i) 10% of the amount, if any, by which (a) the appraised value of the properties at the termination date, less the amount of all indebtedness secured by such properties, plus total dividends distributed to the stockholders through the termination date, exceeds the sum of (b) all of the capital the stockholders have invested plus amount that would be required to be paid to the stockholders to provide an annualized, non-cumulative return of 8.0% from inception through the termination date, less (ii) any prior payments to Wells Management of its subordinated share of net sales proceeds.

Acquisition Advisory Agreement

The Registrant entered into the Acquisition Advisory Agreement with Wells Capital, Inc. ("Wells Capital"), an affiliate of Wells Management. Under the terms of the Acquisition Advisory Agreement, the Registrant will pay a fee to Wells Capital for services relating to, among other things, capital raising functions; the investigation, selection and acquisition of properties; and certain transfer agent and stockholder communication functions. The fee payable to Wells Capital under the Acquisition Advisory Agreement will be 3.5% of aggregate gross proceeds raised from the sale of shares of the Registrant, exclusive of proceeds received from the Registrant's dividend reinvestment plan which are used to fund repurchases pursuant to the Registrant's share redemption program.

The Acquisition Advisory Agreement commences on January 1, 2005, has a one-year term and automatically renews unless either side gives notice of its intent not to renew. In addition, either party may terminate the Acquisition Advisory Agreement upon 60 days written notice.

Property Management Agreement

The Registrant and Wells OP entered into the Property Management Agreement with Wells Management. The Property Management Agreement retains Wells Management to manage, coordinate the leasing of, and manage construction activities related to certain properties of the Registrant. Any amounts paid under this Property Management Agreement for properties being managed by Wells Management on December 31, 2004 under the Asset/Property Management Agreement (the "Existing Portfolio Properties") will have the economic effect of reducing amounts payable for asset advisory services with respect to such properties under the Asset Advisory Agreement. Management and leasing fees payable to Wells Management for properties to be acquired in the future shall be specified on an amendment to the Property Management Agreement, which must be approved by Registrant's board of directors and will be payable in addition to fees payable pursuant to the Asset Advisory Agreement. The Registrant anticipates that fees for the management and leasing of properties other than Existing Portfolio Properties will be generally consistent with the descriptions set forth below:

        For properties for which Wells Management will provide property management services, it is anticipated that the Registrant will pay Wells Management a market-based property management fee generally based on gross monthly income of the property.

        For properties for which Wells Management provides leasing agent services, it is anticipated that the Registrant will pay (i) a one-time initial lease-up fee in an amount not to exceed one-month's rent for the initial rent-up of a newly-constructed building, (ii) a market-based commission based on the net rent payable during the term of a new lease (not to exceed ten years), (iii) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease, and (iv) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term.

        For properties for which Wells Management provides construction management services, it is anticipated that the Registrant will pay (i) for planning and coordinating the construction of tenant directed improvements, that portion of lease concessions for tenant directed improvements as is specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions, and (ii) for other construction management services, a construction management fee to be determined and agreed to in an appropriate contract amendment.

The Property Management Agreement commences January 1, 2005, has a one-year term and automatically renews unless either side gives notice of its intent not to renew. In addition, either party may terminate the Property Management Agreement upon 60 days written notice.

Under the Asset Advisory Agreement, the Acquisition Advisory Agreement and the Property Management Agreement, the Registrant is required to reimburse each service provider for various costs and expenses incurred in connection with the performance of its duties under such agreements, including reasonable wages and salaries and other employee related expenses such as taxes, insurance and benefits, of employees of the service provider who are directly engaged in providing services for or on behalf of the Registrant. Under these agreements, reimbursements for such employee related expenses are capped at $8,240,000 in the aggregate during any fiscal year.

Item 1.02.    Termination of a Material Definitive Agreement

On December 30, 2004, the Registrant, Wells OP and Wells Management terminated the Asset/Property Management Agreement effective December 31, 2004. The services which were covered under this agreement will be covered on a going forward basis under the Asset Advisory Agreement and the Property Management Agreement described above effective as of January 1, 2005. There were no penalties incurred by any party as a result of this termination.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust, Inc.

Date: January 05, 2004.	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President